Third Security, LLC

1881 Grove Avenue

Radford, Virginia 24141

To whom it may concern:

We consent to the references to our firm in the Prospectus dated January 18, 2006 and accompanying pages of the New River Funds.

ASHLAND PARTNERS & CO LLP

                                                                                                      3549 Lear Way, Suite 105

                                                                                                      Medford, OR 97504

                                                                                                      January 17, 2006

Experts in the Field

AIMR-PPS / GIPS Verification & Compliance Consultation